Exhibit 10.3

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT, made this             day of                       2004, by and between Meritage Homes Corporation, a corporation (the “Company”) and                                        (the “Optionee”).

WITNESSETH:

WHEREAS, the Optionee is now employed by the Company in a key capacity and the Company desires to afford him the opportunity to acquire, or enlarge, his stock ownership in the Company so that he may have a direct proprietary interest in the Company’s success;

NOW, THEREFORE, in consideration of the covenants and agreement herein contained, the parties hereto hereby agree as follows:

1.                                       Grant of Option.  Pursuant to the provisions of the Meritage Homes Corporation Stock Option Plan (the “Plan”) the Company hereby grants to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company for cash all or any part of an aggregate of                 shares of Common Stock ($.01 par value) of the Company at the purchase price of $                per share, such option to be exercised as hereinafter provided.  Such options shall vest according to the schedule below:

, 2005	shares
, 2006	shares
, 2007	shares
, 2008	shares
, 2009	shares

2.                                       Terms and Conditions.  It is understood and agreed that the option evidenced hereby is subject to the following terms and conditions:

a)                                      Expiration Date.  The option shall expire on                      , 2011.

3.                                       Exercise of Option.  This option may be exercised, to the extent exercisable by its terms, in whole or in part at anytime prior to the expiration thereof.  Any exercise shall be accompanied by a written notice to the Company specifying the number of shares as to which the option is being exercised.

a)                                      Payment of Purchase Price Upon Exercise.  At the time of any exercise, the purchase price shall be paid in cash to the Company.

b)                                     Exercise Upon Death or Termination of Employment.

i)                                         If the Optionee shall cease to be employed by the Company for any reason other than death, the Optionee (except in the case of termination of employment in the manner set forth in subparagraph (ii) of this paragraph) may nevertheless exercise this Option to the extent it is then exercisable within the three month period following the date of such cessation of employment, but not after the termination of such three month period.  If the Optionee shall die while in the employ of the Company or within three months following termination of such employment (except in case of termination of employment in the manner set forth in subparagraph (ii) of this paragraph) such Option to the extent it is then exercisable may nevertheless be exercised by the Optionee’s personal representative within the three month period following the date of death of the Optionee, but not after the termination of such three month period.

ii)                                      If the Optionee ceases to be employed by the Company by reason of his own volition (other than death) or by reason of discharge by the Company for cause, this Option shall expire to the extent that it is unexercised at the time of such termination of employment.

c)                                      Non-transferability.  This option shall not be transferable other than by will or by the laws of descent and distribution.  During the lifetime of Optionee, this option shall be exercisable only by him.

d)                                     Adjustments.  In the event of any change in the Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidated, split-up, combination or exchange of shares, or of any similar change affecting the Common Stock, then in any such event the number and kind of shares subject to this option and their purchase price per share shall be appropriately adjusted consistent with such change in such manner as the Committee of the Plan may deem equitable to prevent substantial dilution or enlargement of the rights granted to Optionee hereunder.  Any adjustment so made shall be final and binding upon Optionee.

e)                                      No Rights as Stockholder.  Optionee shall have no rights as a stockholder with respect to any shares of Common Stock subject to this option prior to the date of issuance to him or a certificate or certificates for such shares.  No adjustment shall be made for dividends or distributions or other rights with respect to such shares for which the record date is prior to the date upon which he shall become the holder of record thereof.

f)                                        No Right to Continued Employment.  This option shall not confer upon Optionee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall it interfere in any way with the right of his employer to terminate his employment at any time.

g)                                     Compliance with Law and Regulations.  This option and the obligation of the Company to sell and deliver shares hereunder, shall be subject to all applicable Federal and State laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

4.                                       Investment Representation.  If there is no Registration Statement in effect covering the sale of the shares upon exercise, the Committee appointed pursuant to the Plan may require Optionee to furnish to the Company, prior to the issuance of any shares upon the exercise of all or any part of this option, an agreement (in such form as such Committee may specify) in which Optionee represents that the shares acquired by him upon exercise are being acquired for investment and not with a view to the sale or distribution thereof.  The Committee may further require that the certificates for the shares acquired by the Optionee under this Option bear a special legend.

5.                                       Optionee Bound by Plan.  Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

6.                                       Notices.  Any notice hereunder to the Company shall be addressed to it at its office, 8501 E. Princess Drive, #290, Scottsdale, Arizona 85255: Attention: Chief Financial Officer, and any notice hereunder to Optionee shall be addressed to him, either part may designate some other address at any time hereafter in writing.

IN WITNESS WHEREOF, Company has caused this Agreement to be executed by its President or a Vice-President and Optionee has executed this Agreement, both as of the day and year first above written.

(Authorized Signature)